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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our report dated January 21, 1999, included in Preview Travel's annual report on Form 10-K regarding our audit of Preview Travel's consolidated financial statements for each of the three years in the period ended December 31, 1998, incorporated by reference to the Proxy Statement of Preview Travel, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Travelocity.com Inc. for the registration of shares of its common stock. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCooper LLP
San Jose, California
January 28, 2000